SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

WHITE ELECTRONIC DESIGNS CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fee paid previously with preliminary materials:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

WHITE ELECTRONIC DESIGNS CORPORATION
3601 East University Drive
Phoenix, Arizona 85034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on February 21, 2002

To the Shareholders of White Electronic Designs Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of White Electronic Designs Corporation, an Indiana corporation (“Corporation”), will be held at the headquarters of White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on February 21, 2002, at 11:00 A.M., Mountain Standard time, for the following purposes:

1.	To elect six directors of the Corporation;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Corporation and its subsidiary for the fiscal year ending September 28, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 23, 2001, as the record date for the determination of shareholders that are entitled to notice of and to vote at the meeting, or any adjournments thereof. We cordially invite you to attend the Annual Meeting.

By order of the Board of Directors,

/s/WILLIAM J. RODES Secretary

Phoenix, Arizona
January 21, 2002

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SPECIFY YOUR CHOICES, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

WHITE ELECTRONIC DESIGNS CORPORATION
3601 E. University Drive
Phoenix, Arizona 85034

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
February 21, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of White Electronic Designs Corporation, an Indiana corporation (“the Corporation”), to be used at the Annual Meeting of Shareholders of the Corporation, to be held at the offices of White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on February 21, 2002, at 11:00 A.M., Mountain Standard time, and at any adjournments thereof, pursuant to the accompanying Notice of Annual Meeting. These proxy materials are first mailed on or about January 21, 2002, to all of the Corporation’s shareholders entitled to vote at the Annual Meeting of Shareholders.

VOTING RIGHTS AND SOLICITATION

Voting

         You are requested to complete, date and sign the accompanying proxy and return it promptly to the Corporation in the enclosed envelope. The Board has fixed the close of business on December 23, 2001, as the record date for the determination of shareholders that are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 19,644,764 outstanding shares of the Corporation’s Common Stock, without par value (stated value $.10 per share) (“Common Stock”). Each Shareholder of record on December 23, 2001 is entitled to one vote for each share of Common Stock held by such shareholder on that date. A majority of the outstanding shares of the Common Stock must be present or represented at the Annual Meeting in order to have a quorum. Directors of the Corporation are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter which may properly come before the meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and such inspector will determine whether or not a quorum is present. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, abstentions and broker non-votes will have no effect on any matter voted upon at the Annual Meeting.

Proxies

         Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited by the Corporation’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event that no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (Proposal 1), FOR the ratification of the Corporation’s independent auditors (Proposal 2), and in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. The proxy may be revoked at any time before it is voted by (i) delivering written notice to the Secretary of the Corporation prior to the start of the meeting, (ii) duly executing and delivering a proxy bearing a later date, or (iii) attending the meeting and voting in person.

Solicitation of Proxies

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy will be borne by White Electronic Designs Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation will utilize its stock transfer agent, American Stock Transfer and Trust Corporation, to assist in the solicitation at no additional cost beyond the annual retainer. The Corporation also may utilize the services of some of its officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) to solicit proxies personally and by telephone. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

         Six directors of the Corporation will be elected to the Board at the Annual Meeting. Each director will be elected to serve in accordance with the By-Laws of the Corporation until the next annual meeting of shareholders and until his successor is duly elected and qualified. Directors are elected by a plurality of the votes cast, meaning that the six persons who receive the largest number of the votes cast for the election of directors shall be elected directors, assuming there is a quorum present. The Corporation’s Board of Directors is presently comprised of six members.

Nominees for Election as Directors

         It is the intention of the individuals named in the enclosed form of proxy to vote such proxy for election as directors the following persons: Norman T. Hall, Donald F. McGuinness, Thomas M. Reahard, Hamid R. Shokrgozar, Thomas J. Toy and Edward A. White. Each of Messrs. Hall, McGuinness, Reahard, Shokrgozar, Toy and White have previously been elected to the Board by the shareholders. The Board has no reason to believe that any of the nominees will not be available for election as a director. However, should any of them become unwilling or unable to accept election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board may recommend.

Business Experience

         Set forth below is certain information concerning the nominees for election to the Board.

Name and Age	Biographical Information

Norman T. Hall (47)	Dr. Hall is a partner in Alliant Partners, an investment banking firm specializing in mergers, acquisitions and divestitures, as well as private debt and equity financings for growth or acquisitions. Prior to joining Alliant Partners, he was a partner in Bentley Hall Von Gehr International (formerly Berkeley Hall & Corporation) and worked for Berkeley International Capital Corporation and Intel Corporation. Dr. Hall was previously on the Electronic Designs, Inc. board from October 1995 to October 1998, and is currently on the board of directors of Atmel Corporation, a semiconductor manufacturer. Dr. Hall received his J.D. and M.B.A. from Golden Gate University, Ph.D. and M.S. from the University of Hawaii, and S.Sc. from the University of Alberta. He is a member of the State Bar of California. Dr. Hall has served as a Director of the Corporation since October 1998.

Donald F. McGuinness (68)	Mr. McGuinness was the Chairman of the Board of the Corporation from October 1998 through August 2000. Prior to the merger of Bowmar Instrument Corporation and Electronic Designs, Inc., which created the Corporation in October 1998, Mr. McGuinness was Chairman, President and CEO of Electronic Designs, Inc. from October 1995 until the merger. Mr. McGuinness also serves on the board of Ibis Technology Corporation, a semiconductor equipment manufacturer. He has served as a Director of the Corporation since October 1998.

Thomas M. Reahard (49)	Mr. Reahard is the Chairman and CEO of Symmetry Software Corporation, a computer software development corporation established in 1984. Mr. Reahard has served as a Director of the Corporation since November 1995.

Name and Age	Biographical Information

Hamid R. Shokrgozar (41)	Mr. Shokrgozar was elected Chairman of the Board in August 2000. Mr. Shokrgozar is also the President, Chief Executive Officer and a Director of the Corporation. He has served in those capacities since 1998. He was appointed President and CEO of Bowmar Instrument Corporation in January 1998 and a director of the corporation in February 1998. From 1993 to 1998 he served as President of White Microelectronics, the largest division of Bowmar Instrument Corporation. He also served as the Corporation’s Vice President Engineering and Technology from 1988 to 1993. Mr. Shokrgozar served as Chairman of the American Electronic Association (AEA) Arizona Council for the fiscal year 2000. Mr. Shokrgozar holds a U.S. Patent for the invention of “Stacked Silicon Die Carrier Assembly.”

Thomas J. Toy (45)	Mr. Toy is Managing Director of PacRim Venture Partners, a professional venture capital firm he co-founded in 1999. PacRim Venture Partners specializes in information technology investments. Previously, he was at Technology Funding, a professional venture capital firm, from 1987 to 1999. While at Technology Funding, Mr. Toy was a Partner and Managing Director of Corporate Finance and Chairperson of the firm’s investment committee. Mr. Toy is also a director of UTStarcom, a manufacturer of wireless communications equipment. Mr. Toy holds B.A. and M.M. degrees from Northwestern University. Mr. Toy has served on the Board since October 31, 1998.

Edward A. White (73)	Mr. White is Vice Chairman of the Board of Directors of the Corporation and previously served as Chairman of the Board from 1983 to 1998. Mr. White founded the Corporation in 1951 and has served as President and Chief Executive Officer. He has served as a Director of the Corporation since 1951.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NAMED NOMINEES AS DIRECTORS OF THE CORPORATION.

Meetings and Committees of the Board

         The Board met eight times during fiscal 2001. Each current director of the Corporation attended at least 75 percent of the total number of meetings of the Board and each committee on which each director served during fiscal 2001. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

         The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Corporation in accounting for and reporting its financial results of operations and for selecting and meeting with the Corporation’s independent accountants. The Committee meets from time to time with members of the Corporation’s internal audit staff and also, among other things, reviews the financial, investment and risk management policies followed by the Corporation in conducting its business activities; the Corporation’s annual financial statements; the Corporation’s internal financial controls; and the performance and compensation of the Corporation’s independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached hereto as Appendix I. During fiscal 2001, the Audit Committee consisted of Mr. Thomas M. Reahard (Chairman), Mr. Norman T. Hall, and Mr. Thomas J. Toy and met three times. The Board has determined that each of the members of the Audit Committee is independent as defined under Rule 4200(a)(15) of the NASD listing standards. The report of the Audit Committee is set forth below under the heading “Audit Committee Report.”

         The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Corporation’s executive officers and for administering all of the Corporation’s stock option plans. During fiscal 2001, the Compensation Committee consisted of Mr. Norman T. Hall (Chairman) and Mr. Thomas M. Reahard, and met five times. The report of the Compensation Committee is set forth below under the heading “Executive Compensation.”

Director Compensation

         Each of the directors of the Corporation, who were not also officers of the Corporation, were paid (i) $3,000 per quarter for fiscal year 2001, (ii) $500 for each Board and committee meeting attended, and (iii) reimbursements for related expenses. As Vice Chairman, Mr. White received $12,000 per quarter and $4,000 for supplemental medical benefits. Mr. McGuinness also received $4,000 for supplemental medical benefits. In addition, each of the outside directors are granted options to acquire additional shares of Common Stock under the Corporation’s 2001 Directors Stock Plan at a price equal to 100% of the fair market value of the Common Stock as of the close of business on the date of grant. In May of Fiscal 2001, 30,000 shares each were granted to Directors Hall and Reahard, directors on both the Audit and Compensation Committees, and 15,000 shares were granted to Directors McGuinness, Toy and White. Under the Plan each award vests over three years.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Corporation during the 2001, 2000, and 1999 fiscal years of those persons who were (i) the chief executive officer during fiscal 2001, and (ii) the other most highly compensated executive officers during fiscal 2001 whose salary and bonus exceeded $100,000 (hereinafter the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long Term
	Annual Compensation			Compensation Awards}

				Securities
Name and Principal				Underlying	Other Annual
Position	Year	Salary ($)	Bonus ($)(1)	Options/SAR's (#)	Compensation

Hamid R. Shokrgozar President, Chief	2001	318,637	100,000	300,000	53,610	(2)

Executive Officer,	2000	250,000	250,000	250,000	21,020	(2)

Chairman of the Board	1999	200,000	50,000	150,000	21,820	(2)

William J. Rodes Vice-President, Chief	2001	94,463	30,000	50,000	9,723	(3)

Accounting Officer,	2000	90,370	45,000	10,000	2,711	(3)

Secretary, Treasurer	1999	72,931	6,000	5,000	1,094	(3)

1)	Bonuses were paid in accordance with the policy established by the Board and the Compensation Committee. See “Compensation Committee Report on Executive Compensation” elsewhere in this Proxy Statement.

2)	The amounts consist of $31,812 of unused vacation payout in 2001; $10,200, $10,350, and $12,000 for automobile allowance in 1999, 2000 and 2001 respectively; $8,224, $4,000 and $4,000 for supplemental medical payments, in 1999, 2000 and 2001 respectively; $2,874, $5,110 and $5,400 for matching contribution payments to the 401(k) Plan in 1999, 2000 and 2001 respectively; and $522, $1,560 and $397 for life insurance premiums in 1999, 2000 and 2001 respectively.

3)	The amounts consist of $1,094, $2,711 and $3,039 for Corporation’s matching contribution payments to 401(k) Plan in 1999, 2000 and 2001 respectively; and $6,600 for automobile allowance in 2001.

Option Grants in 2001

         In Fiscal 2001, the Named Executive Officers were granted the following options.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

					Rates of Stock Price
					Appreciation For Option
	Individual Grants				Term

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted To
	Options/SARs	Employees In Fiscal	Exercise of Base
Name	Granted (#)	Year	Price ($/Sh)	Expiration Date	5%($)	10% ($)

Hamid R	150,000		$7.25	11/30/10	$683,923	$1,733,195

Shokrgozar	150,000	25.38%	$3.83	5/16/11	$361,300	$915,605

William J	10,000		$10.625	11/10/10	$66,820	$169,335

Rodes	40,000	4.23%	$3.83	5/16/11	$96,347	$244,161

Option Exercises and Fiscal Year-End Values

         The following table sets forth certain information with respect to the options to purchase the Corporation’s Common Stock which are held by the Named Executive Officers:

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares Acquired on		Options at Fiscal	In-the-Money-Options at
	Exercise	Value Realized	Year-End	Fiscal Year-End

Name			Exercisable/Unexercisable	Exercisable/Unexercisable

Hamid R. Shokrgozar	0	N/A	332,707/482,293	$427,761/$165,495

William J. Rodes	0	N/A	9,020/56,980	$11,652/$5,968

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following Report of the Compensation Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated into this Report.

         The Compensation Committee (the “Committee”) is composed entirely of independent, non-employee members of the Board. The Committee reviews and approves each of the elements of the executive compensation program and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board the compensation program for the Corporation’s executives. The Committee has furnished the following report on executive compensation.

Overview and Philosophy

         Our executive compensation program is primarily comprised of base salary, performance based bonuses and equity-based incentives in the form of stock option grants. The Committee retained, without change in fiscal 2001, other elements of executive compensation. These included health, life and disability insurance, an automobile allowance and supplemental medical expense coverage.

         We believe that the interests of executive officers should be directly aligned with those of the stockholders. Our philosophy is to pay base salaries and bonuses to executives that enable us to attract, motivate and retain highly qualified executives and to motivate executives to achieve the Corporation’s business goals and recognize individual contributions. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. These grants are primarily designed to provide incentives for superior long-term future performance. The Corporation does not use a formula to weight the various factors it considers in connection with executive compensation.

Base Salary

         Each executive officer receives a base salary which, when aggregated with their maximum incentive compensation, is intended to be competitive with similarly situated executives in similar industry positions. In determining salaries, we also take into account individual experience and performance and our specific needs. The Committee applied these subjective standards in determining the Chief Executive Officer’s compensation. The Board and the Committee reviewed and accepted the Chief Executive Officer’s recommendations regarding the compensation of the other executive officer.

Executive Bonuses

         The Corporation’s executive officers are eligible for an annual cash bonus. The Committee establishes individual and corporate performance objectives at the beginning of each year. Eligible executives are assigned target bonus levels. The corporate performance measure for bonus payments for fiscal year 2001 was based on the Corporation’s pre-tax profitability.

Equity-based Incentives

         We believe that it is important for our executive officers to have an equity stake in the Corporation. We make stock option grants to key executives from time to time. In awarding stock option grants, we review the level of grants to executives at other similarly situated companies, the awards granted to our other executives and the individual officer’s specific role at the Corporation.

         In recognition of the significant contributions of Mr. Shokrgozar to the performance of the Corporation and his role in continuing the growth of the Corporation, he was awarded stock options to purchase 300,000 shares at an exercise price equal to the fair market value of a share on the day at the close of the date of grant.

Other Benefits

         Executive officers are eligible to participate in benefit programs designed for all full-time employees. These programs include medical, disability and life insurance, our employee stock purchase plan and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, as amended.

Internal Revenue Code Section 162(m)

         In 1994, the Internal Revenue Service was amended to add a limitation on the tax deduction a publicly held corporation may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a “disqualifying disposition,” are subject to the tax limitation unless they meet certain requirements. To date, we have not been subject to the deductibility limitation and our general policy is to structure our equity based compensation to comply with the exception to the limitation.

         This report is made by Norman T. Hall (Chairman) and Thomas M. Reahard who served on our Compensation Committee during fiscal 2001.

Norman T. Hall

Thomas M. Reahard

Employment Agreements

         The Corporation has entered into an employment agreement with Mr. Shokrgozar, who is employed as the President and Chief Executive Officer of the Corporation.

         Mr. Shokrgozar’s current agreement provides a term ending February 22, 2004, and renewing automatically for subsequent two-year terms unless 90 days prior to the renewal date, either the Corporation or Mr. Shokrgozar notifies the other of its intention not to renew. The agreement provides for an annual base salary of $350,000 which may be increased at the discretion of the Compensation Committee, an annual bonus to be determined by the Corporation’s Compensation Committee, and participation by Mr. Shokrgozar in the Corporation’s fringe benefit programs generally available to its senior executives. In the event of a termination for cause, the Corporation is required to pay Mr. Shokrgozar only his unpaid salary and those amounts earned by or accrued for his benefit under the Corporation’s plans to the date of termination. In the event of a termination without cause, or the Corporation elects not to renew the agreement, the Corporation is required to pay to Mr. Shokrgozar a lump sum severance payment equal to two times the sum of Mr. Shokrgozar’s highest annual base salary and the highest annual bonus/incentive compensation. The agreement also provides in such circumstance for the continuation of his benefits for a period of at least eighteen months, provision of executive-level outplacement services and the immediate vesting of his options then exercisable for a period of eighteen months after termination. Mr. Shokrgozar’s agreement includes special provisions in the event of a “Change in Control” (as defined in the agreement). Specifically, Mr. Shokrgozar’s employment term would automatically extend for a period of eighteen months. During that term, Mr. Shokrgozar could terminate his agreement if his duties were materially changed, his annual compensation was decreased, he was required to relocate or the Corporation’s successor failed to assume the Corporation’s obligations under the agreement. In the event of such a termination, Mr. Shokrgozar is entitled to a lump sum severance payment equal to three times his highest annual base salary and the highest annual bonus/incentive compensation as well as the continuing benefits provided in the event of a termination without cause by the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee had any relationship requiring disclosure under applicable securities regulations.

CERTAIN TRANSACTIONS

         The Corporation was not involved in any transactions with management requiring disclosure under applicable securities regulations.

STOCK PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of (i) the Common Stock, (ii) the NASDAQ National Market Index, (iii) the AMEX Market Value Index, (iv) and the Standard and Poor’s Technology Index, from September 30, 1996 through September 29, 2001 (the end of the Corporation’s 2001 fiscal year). On June 8, 2000, the Corporation began trading on the NASDAQ National Market.

         The graph assumes that $100 was invested on September 30, 1996, in the Corporation’s Common Stock and in each of the comparison indices, and assumes all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to be forecasts or be indicative of possible future performance of the Corporation’s Common Stock.

*	$100 INVESTED ON 9/30/1996 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

	9/96	9/97	9/98	9/99	9/00	9/01

White Electronic Designs	$100	156	67	156	860	232

AMEX Market Value	$100	125	117	151	188	161

NASDAQ Stock Market	$100	137	139	228	302	124

S & P Technology Sector	$100	162	184	321	384	148

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

         The Board, upon the recommendation of its Audit Committee, intends to reappoint the firm of PricewaterhouseCoopers LLP, independent accountants, to be auditors of the Corporation and its subsidiary for the fiscal year ending September 28, 2002. PricewaterhouseCoopers LLP served as auditors of the Corporation and its subsidiary for the fiscal year ended September 29, 2001. Although not required to do so, the Board is submitting the appointment of PricewaterhouseCoopers LLP for ratification by shareholders in order to ascertain the views of the shareholders. If such appointment is not ratified, the Board will consider, but not necessarily select, other auditors. Ratification of the Auditors requires approval by vote of a majority of the shares of Common Stock that were voted with respect to Proposal 2.

         Representatives of PricewaterhouseCoopers LLP will be present at the shareholders’ meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. PricewaterhouseCoopers LLP has advised the Corporation that no member of that firm has any financial interest, either direct or indirect, in the Corporation or its subsidiary, and it has had no connection with the Corporation or its subsidiary in any capacity other than that of independent public accountants.

Audit Fees

         PricewaterhouseCoopers LLP has billed the Corporation $172,097, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Corporation’s annual financial statements for the Corporation’s fiscal year and the reviews of the interim financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for the Corporation’s 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

         During the Corporation’s 2001 fiscal year, the Corporation did not incur any fees from PricewaterhouseCoopers LLP for financial information systems designs and implementation services.

All Other Fees

         PricewaterhouseCoopers LLP has billed the Corporation $361,125, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for all services other than those services covered in the sections “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the Company’s 2001 fiscal year. These other services include tax planning and assistance with the preparation of returns, audit of 401(k) and pension benefit plans, and review of registration statements.

         In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year beginning on September 30, 2001, the Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCooopers LLP.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE RETENTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT ACCOUNTANTS.

AUDIT COMMITTEE REPORT

         The following Report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated into this Report.

The Audit Committee of the Board of Directors has furnished the following report on the Corporation’s audit procedures and its relationship with its independent accountants for the twelve month period ending September 29, 2001.

         The Audit Committee has reviewed and discussed with the Corporation’s management and PricewaterhouseCoopers LLP the audited financial statements of the Corporation contained in the Corporation’s Annual Report on Form 10-K for the Corporation’s 2001 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Corporation’s financial statements.

         The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence with the Corporation.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for its 2001 fiscal year for filing with the SEC.

Norman T. Hall
Thomas M. Reahard
Thomas J. Toy

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock for (i) each of the Corporation’s current directors; (ii) each of the Corporation’s Named Executive Officers; (iii) the names of all of the beneficial owners of more than five percent of the Common Stock; and (iv) all directors and executive officers of the Corporation as a group. All such information reflects beneficial ownership as of December 1, 2001, as known by the Corporation.

	Number of Shares
	Beneficially Owned
Name	(1)		Percent of Class(2)

Norman T. Hall	73,085	(3)	*

Donald F. McGuinness	514,530	(4)	2.62%

Thomas M. Reahard	32,499	(5)	*

Hamid R. Shokrgozar	394,375	(6)	2.01%

Thomas J. Toy	7,499	(7)	*

Edward A. White	1,306,365	(8)	6.66%

William J. Rodes	12,145	(9)	*

New York Life Insurance Company	2,272,126		11.59%

Directors and executive officers as a group (7 persons)	2,340,498	(10)	11.94%

*	Represents less than 1% of the class.

1)	Unless otherwise noted the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock that are beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or other such rights. 2) Each owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person), which are exercisable within 60 days, have been exercised. 3) Includes options to purchase 47,585 shares of Common Stock originally granted under the Corporation’s Non-Qualified Stock Option Plan for Non-Employee Directors. 4) Includes options to purchase 7,499 shares of Common Stock originally granted under the under the Corporation’s 1992 Non-Qualified Stock Option Plan for Non-Employee Directors, and 504,736 shares of common stock granted under the Corporation’s Employee Stock Plans. 5) Includes options to purchase 29,499 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified

Stock Option Plan for Non-Employee Directors. 6) Includes options to purchase 1,000 shares of Common Stock granted under the Corporation’s 1986 Stock Option Plan and options to purchase 285,875 shares of Common Stock granted under the Corporation’s 1994 Flexible Stock Plan and 100,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan. 7) Includes options to purchase 7,499 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Non-Employee Directors and 30,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. 8) Includes options to purchase 11,499 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Directors. Mr. White has advised the Corporation that 1,294,866 shares of Common Stock beneficially owned by him have been transferred to the Edward A. White Family Limited Partnership, of which Mr. White is the sole general partner and of which he and his wife are sole limited partners. 9) Includes options to purchase 12,145 shares of Common Stock granted under the Corporation’s 1994 Flexible Stock Plan. 10) Includes 1,006,337 options as indicated in footnotes 3-9, above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any equity securities of the Corporation.

         To the Corporation’s knowledge (based solely on review of the copies of such reports furnished to the Corporation), all officers, directors and beneficial owners of greater than ten percent of the Corporation’s equity securities made all required filings under Section 16(a).

OTHER MATTERS

         The Board does not know of any other matters, which are likely to be brought before the Annual Meeting. In the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

         A copy of the White Electronic Designs Corporation’s Annual Report to Shareholders for the fiscal year ended September 29, 2001, accompanies this Proxy Statement. The Annual Report includes the Corporation’s Annual Report on Form 10-K for such fiscal year, without exhibits, substantially as filed with the Securities and Exchange Commission. Copies of the omitted exhibit list are available to any shareholder free of charge. Copies of the omitted exhibits are available for a fee equal to the Corporation’s reasonable expenses in furnishing such exhibits.

         Shareholders desiring copies of either should address a written request to Mr. William J. Rodes, Secretary, White Electronic Designs Corporation, 3601 E. University Drive, Phoenix, Arizona 85034, and are asked to mark “2001 10-K Request” on the outside of the envelope containing the request.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Proposals of shareholders intended to be included in the proxy materials relating to the 2003 Annual Shareholders’ Meeting, must be received at White Electronic Designs Corporation’s offices at 3601 E. University Drive, Phoenix, Arizona 85034, prior to September 28, 2002, and must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. A shareholder proposal submitted other than pursuant to Rule 14a-8 will be timely for purposes of Rule 14a-4(c)(1) if submitted to the Corporation on or before December 15, 2002. If a proposal is not timely submitted pursuant to Rule 14a-4(c)(1), the proxies named in the Corporation’s proxy statement for the 2003 Annual Meeting will have discretionary authority to vote with respect to any such proposal subsequently raised at that meeting.

By order of the Board of Directors,

/s/WILLIAM J. RODES Secretary January 21, 2002

APPENDIX I

White Electronic Designs Corporation

Audit Committee Charter

I.         GENERAL

           The Audit Committee is a committee of the Board of Directors of the Company. Its primary function is to assist the Board of Directors in overseeing the Company’s financial reporting process, including the quality and integrity of the Company’s financial reports and system of internal controls. The Company’s outside auditor is ultimately accountable to the Board of Directors and the Audit Committee.

II.        COMPOSITION

           The Audit Committee will consist of three or more directors. No member of the Audit Committee may have a relationship with the Company that may interfere with his or her exercise of independence from management and the Company. Each member must also satisfy any additional “independence” requirements established by the Nasdaq Stock Market, Inc. from time to time. Each member must be financially literate, as the Company’s Board of Directors interprets such qualification in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Company’s Board of Directors interprets such qualification in its business judgment.

III.      MEETINGS

           The Committee will meet at least three times annually, or more frequently as circumstances dictate. The Committee may meet for a portion of each meeting with the Company’s management, controller, and the outside auditor, either collectively or individually, as warranted, and a portion of each meeting will be restricted to Committee members only.

IV.       AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

1.	Encourage open communication among the internal auditors, the outside auditor, management, and the Board of Directors.

2.	Review any matters brought to the Audit Committee’s attention regarding financial, ethical, or legal matters.

3.	Evaluate the outside auditor and recommend to the Board of Directors the selection, and where appropriate, the replacement of the outside auditor (or to recommend to the Board of Directors the outside auditor to be nominated for shareholder approval in any proxy statement).

4.	Ensure that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the outside auditor and the Company, engage in a dialogue with the outside auditor with respect to any disclosed relationship that may impact the objectivity and independence of the outside auditor, and recommend to the Board of Directors that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the outside auditor’s independence.

5.	Review the compensation of the outside auditor.

6.	Maintain an awareness of key financial reporting issues and review proposed changes in financial reporting rules affecting the Company.

7.	On at least an annual basis, inquire of management and the outside auditor about:

1

(a) the significant risks or exposures to the Company and assess the steps management has taken to minimize these risks; and

(b) legal, environmental, and tax liabilities.

8.	Consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.

9.	Consider and review with the outside auditor:

(a) The adequacy of the Company’s internal controls; and

(b) Any related significant findings and recommendations of the outside auditor, together with management’s responses.

10.	Review with management and the outside auditor at the completion of the annual audit:

(a) The Company’s annual financial statements and related footnotes;

(b) The outside auditor’s audit of the financial statements and its report thereon;

(c) Any significant changes required in the outside auditor’s audit plan;

(d) Any serious difficulties or disputes with management encountered during the course of the audit; and

(e) Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

11.	Oversee the White Electronic Designs Corporation Code of Conduct, including analyze periodic reports regarding the effectiveness of and compliance with the Code of Conduct.

12.	Prepare for inclusion in the Company’s proxy statement any report required by Securities and Exchange Commission rules or regulations.

13.	Annually review this Audit Committee Charter and, if appropriate, recommend changes to the Board of Directors.

Effective as of January 7, 2002

Hamid R. Shokrgozar
Chairman of the Board of Directors, President, and Chief Executive Officer

Thomas M. Reahard
Director and Chairman of the Audit Committee of the Board of Directors

2

WHITE ELECTRONIC DESIGNS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For the Annual Meeting of Shareholders to be held February 21, 2002

The undersigned hereby names, constitutes and appoints HAMID R. SHOKRGOZAR and WILLIAM J. RODES, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of White Electronic Designs Corporation held of record by the undersigned as of the close of business on December 23, 2001 on behalf of the undersigned at the Annual Meeting of Shareholders to be held at 3601 E. University Drive, Phoenix, Arizona 85034, on February 21, 2002 at 11:00 a.m. Standard Time. This proxy shall also be valid for any adjournments thereof. This proxy authorizes Mr. Shokrgozar and Mr. Rodes, and each of them to vote on the matters set forth on the reverse side and more fully described in the accompanying Proxy Statement. The proxy hereby revokes any proxy previously given by the undersigned as to these matters.

(Continued and to be signed on the other side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
WHITE ELECTRONIC DESIGNS CORPORATION

February 21, 2002

— Please Detach and Mail in the Envelope Provided —

A Please mark your votes as in this example.

1. To elect six directors of the Corporation

FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided:

Nominees:
     Norman T. Hall
     Donald F. McGuinness
     Thomas M. Reshard
     Hamid R. Shokrgozar
     Thomas J. Toy
     Edward A. White

The Board of Directors recommends a vote FOR the following proposals and ALL SHARES
REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

2. To ratify the appointment of
      PricewaterhouseCoopers LLP as independent
      accountants of the Corporation and its
      subsidiary for the fiscal year ending
      September 28, 2002.

FOR	AGAINST	ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE.

Signature	Signature		Dated:	, 2002
IF HELD JOINTLY

NOTE: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.